SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2001

INTERNET SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23655	58-2362189

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6303 Barfield Road
Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(404) 236-2600
(Registrant’s telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

     On June 5, 2001, Internet Security Systems, Inc. (“ISS” or the “Registrant”) closed its previously announced acquisition of Network ICE Corporation, a privately held corporation based in San Mateo, California (“Network ICE”). ISS Acquisition Corp. II, a wholly owned subsidiary of ISS (“ISS Sub”), was merged with and into Network ICE, which survived the merger as a wholly owned subsidiary of ISS. In the merger, each outstanding share of Network ICE common stock, no par value, was converted into the right to receive 0.13529 shares (the “Exchange Ratio”) of ISS common stock, par value $0.001 per share (“ISS Common Stock”). Additionally, each option to purchase shares of Network ICE common stock was assumed by ISS in the merger and converted into an option to purchase shares of ISS Common Stock in accordance with the Exchange Ratio. ISS will issue a maximum of 4,600,000 shares of ISS Common Stock for the outstanding Network ICE Common Stock and options assumed in the merger. The total consideration paid in the merger, which was determined through arm’s length negotiations between representatives of ISS and Network ICE, was $228.5 million. Neither ISS, ISS Sub nor any of their affiliates had, nor to the knowledge of ISS or ISS Sub did any director or officer or associate of any such director or officer of ISS or ISS Sub have, any material relationship with Network ICE prior to the merger.

     Network ICE is a leading developer of desktop intrusion protection technology and highly scalable security management systems. In the merger, ISS acquired all of the assets of Network ICE, including all of its plant, equipment and other physical property, which assets will continue to be used in the business of Network ICE.

     The merger has been accounted for as a purchase and, accordingly, the operating results of Network ICE will be included in the consolidated financial statements of ISS from the date of acquisition. The Network ICE financial statements and the pro forma financial information required by Item 7 are filed with this Report. The press release announcing the closing of the merger is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired.

          (i) Audited financial statements for Network ICE Corporation as of December 31, 2000 and 1999 and for the years then ended.

          (ii) Unaudited financial statements for Network ICE Corporation as of March 31, 2001 and 2000 and for the quarters then ended.

     (b) Pro Forma Financial Information.

          Pro forma financial statements of Internet Security Systems, Inc. as of March 31, 2001 and for the year ended December 31, 2000 and the quarter ended March 31, 2001.

     (c) Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Internet Security Systems, Inc., ISS Acquisition Corp. II, Network ICE Corporation, Greg Gilliom, Clinton Lum and Robert Graham, dated as of April 30, 2001 (incorporated by reference to Exhibit 2.1 of Internet Security Systems, Inc.’s Quarterly Report on Form 10-Q, filed May 11, 2001).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

99.1	Text of joint press release of Internet Security Systems, Inc. and Network ICE Corporation, dated June 6, 2001.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 2001
INTERNET SECURITY SYSTEMS, INC.

/s/ Richard Macchia

Richard Macchia Vice President and Chief Financial Officer

/s/ Maureen Richards

Maureen Richards Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Internet Security Systems, Inc., ISS Acquisition Corp. II, Network ICE Corporation, Greg Gilliom, Clinton Lum and Robert Graham, dated as of April 30, 2001 (incorporated by reference to Exhibit 2.1 of Internet Security Systems, Inc.’s Quarterly Report on Form 10-Q, filed May 11, 2001).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

99.1	Text of joint press release of Internet Security Systems, Inc. and Network ICE Corporation, dated June 6, 2001.

Report of Independent Accountants

To the Board of Directors and Shareholders

of Network ICE Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholder’s deficit and of cash flows present fairly, in all material respects, the financial position of Network ICE Corporation and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

May 18, 2001
/s/ PricewaterhouseCoopers LLP

Network ICE Corporation
Consolidated Balance Sheets
(in thousands, except share data)

	December 31,
	2000	1999

Assets

Current assets

Cash and cash equivalents	$4,553	$759

Accounts receivable, net of allowance for doubtful accounts of $14 at December 31, 2000	3,411	891

Prepaid expenses and other current assets	591	62

Total current assets	8,555	1,712

Property and equipment, net	777	75

Other assets	56	32

Total assets	$9,388	$1,819

Liabilities, Mandatorily Redeemable Convertible

Preferred Stock and Shareholders’ Deficit

Current liabilities

Accounts payable	$928	$328

Accrued liabilities	2,095	830

Deferred revenue	7,176	1,825

Notes payable, related parties	410	—

Total current liabilities	10,609	2,983

Notes payable, related parties	—	370

Total liabilities	10,609	3,353

Commitments (Note 6)

Mandatorily redeemable convertible preferred stock	3,940	—

(Liquidation preference $4,000)

Note receivable for mandatorily redeemable convertible preferred stock	(447)	—

	3,493	—

Shareholders’ deficit

Common stock: no par value; 100,000,000 shares authorized; 30,502,256 and 29,754,000 shares issued and outstanding at December 31, 2000 and 1999, respectively	2,063	1,494

Note receivable from shareholders	(72)	—

Unearned stock-based compensation	(662)	(1,184)

Accumulated deficit	(6,043)	(1,844)

Total shareholders’ deficit	(4,714)	(1,534)

Total liabilities, mandatorily redeemable convertible preferred stock and shareholders’ deficit	$9,388	$1,819

The accompanying notes are an integral part of these consolidated financial statements.

Network ICE Corporation
Consolidated Statements of Operations
(in thousands, except share data)

	Year Ended December 31,
	2000	1999

Revenue:

Product license	$6,777	$—

Service and support	3,135	272

Total revenue	9,912	272

Cost of revenue:

Product license	47	—

Service and support (excluding stock-based compensation charge in 2000 and 1999 of $38 and $0)	689	98

Total cost of revenue	736	98

Gross profit	9,176	174

Operating expenses:

Research and development (excluding stock-based compensation charge in 2000 and 1999 of $134 and $137)	2,443	554

Sales and marketing (excluding stock-based compensation charge in 2000 and 1999 of $654 and $46)	9,084	557

General and administrative (excluding stock-based compensation charge in 2000 and 1999 of $54 and $11)	1,066	334

Stock-based compensation	880	194

Total operating expenses	13,473	1,639

Operating loss	(4,297)	(1,465)

Interest income	151	—

Interest expense	(44)	(24)

Loss before income taxes	(4,190)	(1,489)

Provision for income taxes	9	—

Net loss	$(4,199)	$(1,489)

Basic and diluted net loss per share	$(0.22)	$(0.20)

Shares used in computing basic and diluted net loss per share	18,895	7,288

The accompanying notes are an integral part of these consolidated financial statements.

Network ICE Corporation
Consolidated Statement of Shareholders’ Deficit
Years Ended December 31, 2000
and 1999 (in thousands, except share data)

			Notes
			Receivable	Unearned		Total
	Common Stock		from	Stock-Based	Accumulated	Shareholders'
	Shares	Amount	Shareholders	Compensation	Deficit	Deficit

Balances at January 1, 1999	27,000	$15	$—	$—	$(355)	$(340)

Stock options exercised at $0.05-$0.27 per share	2,754	101	—	—	—	101

Unearned stock-based compensation	—	1,378	—	(1,378)	—	—

Stock-based compensation expense	—	—	—	194	—	194

Net loss	—	—	—	—	(1,489)	(1,489)

Balances at December 31, 1999	29,754	1,494	—	(1,184)	(1,844)	(1,534)

Stock options exercised at $0.05-$0.60 per share	812	222	(72)	—	—	150

Common stock issued to consultant	6	4	—	—	—	4

Common stock repurchased	(70)	(15)	—	—	—	(15)

Unearned stock-based compensation	—	358	—	(358)	—	—

Stock-based compensation expense	—	—	—	880	—	880

Net loss	—	—	—	—	(4,199)	(4,199)

Balances at December 31, 2000	30,502	$2,063	$(72)	$(662)	$(6,043)	$(4,714)

The accompanying notes are an integral part of these consolidated financial statements.

Network ICE Corporation
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2000	1999

Cash flows from operating activities

Net loss	$(4,199)	$(1,489)

Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	133	2

Loss on disposal of property and equipment	39	—

Repayment of note receivable in lieu of rent paid	103	—

Amortization of deferred stock-based compensation	880	194

Changes in assets and liabilities:

Accounts receivable	(2,520)	(891)

Prepaid expenses and other current assets	(529)	(54)

Other assets	(24)	(31)

Accounts payable	600	285

Accrued liabilities	1,305	590

Deferred revenue	5,351	1,825

Net cash provided by operating activities	1,139	431

Cash flows from investing activities

Purchase of property and equipment	(874)	(77)

Net cash used in investing activities	(874)	(77)

Cash flows from financing activities

Proceeds from issuance of common stock	4	—

Proceeds from issuance of mandatorily redeemable convertible preferred stock, net of issuance costs	3,390	—

Repurchase of common stock	(15)	—

Proceeds from exercise of stock options	150	101

Proceeds from notes payable	—	270

Net cash provided by financing activities	3,529	371

Net increase in cash and cash equivalents	3,794	725

Cash and cash equivalents at beginning of period	759	34

Cash and cash equivalents at end of period	$4,553	$759

Supplemental disclosure of cash flow information:

Deferred stock-based compensation	$358	$1,378

Common stock issued in exchange for note receivable	$72	$—

Preferred stock issued in exchange for note receivable	$550	$—

Interest income received	$151	$—

The accompanying notes are an integral part of these consolidated financial statements.

1.	The Company

Network ICE Corporation (the “Company”) provides intrusion detection and prevention software. This software is intended to detect, identify and stop hackers from gaining access to corporate information. The Company was incorporated as 2GL Corporation in California on May 25, 1998 and subsequently changed its name to Network ICE Corporation on February 12, 1999.

In January 2000, the Company formed two wholly-owned subsidiaries: Network ICE FSC Corporation, incorporated in Barbados and Network ICE Europe Limited, incorporated in England and Wales.

Subsequent to the year end, the Company has entered into a preliminary agreement to be acquired by Internet Security Systems, Inc., a publicly traded company (see Note 12).

2.	Significant Accounting Policies

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company derives revenue from two sources as follows: (i) software license fees and (ii) post-contract customer support (“PCS”) fees. The Company records revenue from licensing of software products to end-users when a license agreement is in place, the fee is fixed and determinable, collection is probable and delivery or notification by the distributor of delivery of the product to the end user has occurred. Where first year PCS is bundled with the software license, the Company defers the fair value of PCS based on their vendor specific objective evidence of PCS which they also sell separately. In such cases, the fair value of PCS is recognized ratably over the PCS period, generally one year, and the license fee is recognized under the residual method.

The Company established vendor specific objective evidence for PCS in June 2000. Prior to that time, the Company was not able to establish vendor specific objective evidence of fair value for PCS. Therefore, revenues for license fee and PCS fees had been recognized ratably over the PCS period prior to June 2000.

Payments for PCS fees are generally made in advance and are non-refundable.

Cost of revenues

Costs of revenues is primarily the costs of providing customers with telephonic and web site support and product updates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity at date of purchase, of three months or less to be cash equivalents.

Business risk and concentration of credit risk

The Company operates in the Internet industry which is rapidly evolving and intensely competitive. Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. Substantially all of the Company’s cash and cash equivalents as of December 31, 2000 were on deposit with one major U.S. financial institution. Deposits at any time may exceed the federally insured limits.

During 2000 the majority of the Company’s revenues were realized from sales of its products, which were handled by several distributors. At December 31, 2000, receivables from two of the Company’s distributors accounted for approximately 46% and 14%, respectively of total accounts receivables. During 1999, the majority of the Company’s revenues were realized from online sales of its products, which were handled by one other distributor. At December 31, 1999, receivables from this distributor accounted for approximately 87% of total accounts receivable.

Fair value of financial instruments

The Company’s consolidated balance sheets include the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and notes payable. The Company’s cash, accounts receivable, accounts payable, accrued liabilities and notes payable are carried at cost, which approximates their fair value because of their short-term maturity.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is three years for computer equipment and software and five years for furniture and fixtures. Leasehold improvements are amortized using the straight-line method over the lessor of estimated useful life or lease term. Gains and losses from the disposal of property and equipment are taken into income in the year of disposition. Repairs and maintenance costs are expensed as incurred.

Impairment of long-lived assets

The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of” (“SFAS No. 121”). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

Capitalized software development costs

Software development costs are included in research and development and are expensed as incurred. Under SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” software development costs are required to be capitalized after technological feasibility is established. The capitalized cost is then amortized on the straight line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. Technological feasibility has generally been defined as the establishment of a working model (completion of beta product). To date, the period between technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

Advertising

The Company expenses advertising costs as they are incurred. The Company recognizes advertising expenses in accordance with SOP 93-7 “Reporting on Advertising Costs.” As such, the Company expenses advertising costs as the services are provided. Advertising expenses totaled $2.0 million and $0 during the years ended December 31, 2000 and 1999, respectively.

Income taxes

Deferred income taxes are recognized based on the estimated future tax effects of differences between the financial and tax basis of assets and liabilities under the provisions of enacted tax laws. The effect on deferred taxes of a change in tax rate is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Stock-based compensation

The Company follows the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” The Company has elected to continue accounting for stock-based compensation issued to employees using APB No. 25, “Accounting for Stock Issued to Employees,” and, accordingly, pro forma disclosures required under SFAS No. 123 have been presented. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price of the option. Stock options and warrants for stock issued to non-employees have been accounted for in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

The Company presents stock-based compensation expense as a separate line item in its consolidated statements of operations.

In connection with the granting of stock options to employees and certain non-employees, the Company has recorded stock-based compensation which is included as a component of stockholders’ equity and is being amortized by charges to operations over the vesting period of the related options on an accelerated basis. The amortization of the remaining deferred stock-based compensation at December 31, 2000 will result in additional charges to operations through the year ended December 31, 2003. Future compensation charges would be reduced if any employee terminates employment prior to the expiration of the option vesting period.

Segment reporting

SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information,” requires that companies report separately in the financial statements certain financial and descriptive information about operating segments, profit or loss, certain specific revenue and expense items and segment assets. Additionally, companies are required to report information about the revenues derived from their products and service groups, about geographic areas in which the Company earns revenues and holds assets and about major customers. The Company operates in one business segment; security software.

Comprehensive loss

The Company has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income.” This statement requires companies to classify items of other comprehensive loss by their components in the financial statements and display the accumulated balance of other comprehensive loss separately from accumulated deficit in the equity section of a statement of financial position. To date, the Company has not had any transactions that are required to be reported as comprehensive loss other than its net loss.

Foreign currency translation

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation,” the United States dollar is considered to be the functional currency for the Company and its subsidiaries, gains and losses on translation are charged to Statement of Operations as incurred.

Net loss per common share

Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of vested common shares outstanding for the period. Diluted net loss per share is computed giving effect to all dilutive potential common shares including options, and mandatorily redeemable convertible preferred stock.

	Year Ended December 31,
	2000	1999

	(in thousands,
	except share data)

Net loss	$(4,199)	$(1,489)

Weighted average shares outstanding - basic and diluted	18,895	7,288

Net loss per share — basic and diluted	$(0.22)	$(0.20)

Anti-dilutive securities not included in the computation of diluted net loss per share are as follows:

	December 31,
	2000	1999
	(in thousands)

Mandatorily redeemable convertible preferred stock	1,199	—

Common stock options	920	311

Recent accounting pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, or (“SFAS No. 133”), “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133, as amended, requires that all derivatives be recognized at fair value in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS No. 133 will be effective for the first quarter of the fiscal year beginning after June 15, 2000, with earlier application encouraged. The Company is currently evaluating the impact of the requirements of SFAS No. 133, as amended, and the effects if any on its financial statements and does not expect any material impact from its application. The Company does not currently hold derivative instruments or engage in hedging activities.

In December 1999, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 101 (“SAB 101”) “Revenue Recognition in Financial Statements” which provides guidance in the recognition, presentation and disclosure of revenue in the financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The impact of SAB 101 did not have a material effect on the financial position or results of operations of the Company.

In March 2000, the FASB issued Interpretation No. 44, (“FIN 44”), “Accounting for Certain Transactions Involving Stock Compensation – an Interpretation of APB 25.” This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognized on a prospective basis from July 1, 2000. The impact of FIN 44 did not have a material effect on the financial position or results of operations of the Company.

3.	Balance Sheet Components

	December 31,
	2000	1999

	(in thousands)
Property and equipment, net:

Computer equipment	$704	$42

Furniture and fixtures	166	26

Leasehold improvements	35	9

	905	77

Less: Accumulated depreciation and amortization	(128)	(2)

	$777	$75

Accrued liabilities:

Accrued commissions	$453	$41

Accrued vacation	113	—

Accrued compensation to three founders	1,031	713

Accrued taxes	9	—

Other	489	76

	$2,095	$830

4.	Borrowings

Related party notes payable

The Company has three separate revolving notes payable with the three founders of the Company. Each note allows for borrowings up to $200,000 at an interest rate of prime plus 2% (8% at December 31, 2000). Principal and interest on the notes are due June 1, 2001. The notes are collateralized by substantially all the assets of the Company.

The notes have an acceleration clause in which the entire principal and accrued interest balance become due immediately prior to the occurrence of a triggering event. There are three triggering events: (1) the acquisition by any person or entity representing 50% or more of the combined voting power of the Company, (2) a sale or disposition of assets of the Company involving 50% or more in value, any merger or reorganization of the Company whether or not the other entity is the survivor, any transaction pursuant to which all of the shareholders of the Company prior to the transaction hold less than 50% of the combined voting power, or any other event or transaction that the Board determines, at its discretion, would materially alter the structure, ownership or control of the Company and (3) the closing of a public offering of the Company’s securities in which the aggregate gross proceeds received by the Company are at least $10,000,000.

Borrowings and accrued interest under the revolving notes payable were as follows:

	December 31,
	2000	1999
	(in thousands)

Principal	$345	$345

Accrued interest	65	25

Total notes payable	$410	$370

Interest expense under these notes for the periods ended December 31, 2000 and 1999 was $40,000 and $23,000, respectively. The Company had made no interest payments on the related party notes as of December 31, 2000.

5.	Related Party Transactions

In conjunction with the sale of the Company’s Series B Mandatorily Redeemable Convertible Preferred Stock issued in 2000, the Company received a portion of the proceeds of sale in the form of a note receivable in the amount of $550,000. The Company is allowing the Series B Mandatorily Redeemable Convertible Preferred shareholder, who is affiliated with the Company’s landlord, to offset the loan against monthly lease payments for the Company’s main office facilities in San Mateo, California. The note receivable balance as of December 31, 2000 was $447,000. The charge to the statement of operations for rental expense, which was settled by this note was $103,000 in 2000.

In 2000, the Company held two notes receivable from an officer and an employee of the Company with balances totaling $72,000. These notes arose during the year from the exercise of stock options to purchase 120,000 shares of common stock of the Company, which are held as collateral for the loans. The notes mature on June 6, 2005 and bear interest at 6.62% per annum compounded annually, with accrued interest payable once annually on the anniversary date of the notes. The entire outstanding principal balance and accrued interest may become due at the option of the Company in the event of termination of the promissor’s employment with the Company.

In March 2000, the Company licensed its software to Intel Corporation, also a related party shareholder, of which $2.0 million in cash was received during the year. At December 31, 2000, the Company had recognized $23,000 in revenue in relation to this license.

6.	Commitments

Leases

The Company leases office space and equipment under noncancelable operating leases with various expiration dates through 2003. Rent expense for the periods ended December 31, 2000 and 1999 was approximately $322,000 and $38,000, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

At December 31, 2000, future minimum lease payments are as follows (in thousands):

2001	$971

2002	678

2003	229

Total minimum lease payments	$1,878

7.	Mandatorily Redeemable Convertible Preferred Stock

The Mandatorily Redeemable Convertible Preferred Stock as of December 31, 2000 comprises (in thousands, except per share data):

		Number of		Proceeds
	Number of	Shares		Net of
	Shares	Issued and	Per Share	Issuance	Liquidation
	Authorized	Outstanding	Amount	Costs	Value

Series A	304	304	$3.29	$975	$1,000

Series B	1,119	895	$3.35	2,965	3,000

	1,423	1,199		$3,940	$4,000

The holders of Mandatorily Redeemable Convertible Preferred Stock have various rights and preferences as follows:

Voting

Each share of Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which each share can be converted and votes together as one class with the common stock.

Dividends

The holders of the Series A and Series B preferred stock are entitled to receive non-cumulative dividends at the per annum rate of $0.26 and $0.27 per share, respectively, whenever funds are legally available and when and if declared by the Board of Directors. No dividends will be paid on any share of Common Stock unless a dividend is paid on all outstanding shares of Preferred Stock on an as-converted basis. The rights to dividends are not cumulative except in the event of liquidation to the extent such dividends have been declared. There have been no dividends on Preferred Stock or Common Stock declared by the Board or paid to date.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of the Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Common Stock of the Company by reason of their ownership thereof, an amount equal to $3.29 per share of Series A Preferred and $3.35 per share of Series B Preferred then so held, plus a further amount equal to any dividends declared and unpaid on such shares.

If, upon such liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to provide for the cash payment of the full aforesaid preferential amount to the holders of Preferred Stock, such assets as are available shall be shared ratably among the holders of the Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

After payment to the holders of the Preferred Stock of the preferential amounts so payable to them, the remaining assets and funds of the Company available for distribution to shareholders shall be distributed ratably among the holders of Common Stock and Preferred Stock (on an as-converted-to Common Stock basis), until the holders of Preferred Stock have received with respect to each share of Preferred Stock total payments in an amount equal to $6.58 per share for Series A Preferred and $6.70 per share for Series B Preferred (as adjusted for any Recapitalization Event), including payments made pursuant to above. After such additional distributions are made to holders of Preferred Stock, the remaining assets of the Company legally available for distribution shall be distributed ratably among the holders of Common Stock held upon the number of shares then held by them.

Conversion

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, and without payment of any additional consideration, into fully paid and nonassessable shares of Common Stock. Each share of Series A Preferred and Series B Preferred shall be convertible into the number of shares of Common Stock which results from dividing $3.29 for Series A Preferred and $3.35 for Series B Preferred by the “Conversion Price” in effect at the time of conversion. The initial Conversion Price per share of Series A Preferred and Series B Preferred shall be $3.29 and $3.35, respectively.

Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for each such share upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock with a per share public offering price of not less than $10.05 per share (as adjusted for any Recapitalization Event(s)) and with aggregate proceeds to the Company in excess of $20,000,000. In addition, each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for each such share upon the written consent of holders of more than 50% of the then outstanding shares of that series of Preferred Stock, voting on an as-converted basis.

8.	Common Stock

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 100,000,000 shares of Common Stock. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four year period from the grant date, until vesting is complete. At December 31, 2000 and 1999, there were 4,500,000 and 13,500,000 shares, respectively, of founders common stock and 2,444,668 and 2,754,000 shares, respectively, of common stock in relation to early exercise of options subject to repurchase.

9.	Stock Option Plans

In 1999, the Company adopted the 1999 Stock Option Plan (the “Plan”). The Plan provides for the granting of stock options to employees, advisors and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees, advisors and consultants. The Company has reserved 9,000,000 shares of Common Stock for issuance under the Plan.

Options under the Plan may generally be granted for periods of up to ten years and at prices no less than 100% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that the exercise price of an ISO and NSO granted to a shareholder owning more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the estimated fair value of the shares on the date of grant. Options are exercisable immediately subject to repurchase options held by the Company which lapse over a maximum period of five years at such times and under such conditions as determined by the Board of Directors. To date, options granted generally vest over four years.

During 2000 and 1999, the Company recorded $358,000 and $946,000, respectively, of unearned stock-based compensation for the excess of the deemed fair market value over the exercise price at the date of grant related to certain options granted to employees in 2000 and 1999. In 1999, the Company recorded $432,000 of unearned stock-based compensation for options issued to non-employees. The fair value of the non-employee options was determined under the Black-Scholes option pricing model using the following assumptions:

Year Ended
December 31,
1999

Risk-free interest rate	6.17%

Option life	4 years

Dividend yield	0%

Volatility	70%

In accordance with EITF 96-18, to the extent they are unvested, the options have been, and will be in future periods, recognized at the end of each reporting period. The compensation expense for options issued to employees and to non-employees is being recognized under the accelerated vesting method in accordance with FASB Interpretation No. 28 over the option vesting period of four years.

The following table summarizes option activity by Network ICE employees under the Company’s plan as follows (in thousands, except share data):

	2000		1999
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Options outstanding at January 1	311	$0.04	—	$—

Options granted	1,424	0.62	3,065	0.04

Options exercised	(812)	0.27	(2,754)	0.04

Options canceled	(3)	0.60	—	—

Outstanding at December 31,	920	0.73	311	0.04

Options exercisable at December 31,	920	$0.73	311	$0.04

				Options Exercisable at
	Options Outstanding at December 31, 2000			December 31, 2000

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (in Years)	Price	Outstanding	Price

$0.25	100	9.09	$0.25	100	$0.25

$0.40	30	9.16	$0.40	30	$0.40

$0.60	143	9.37	$0.60	143	$0.60

$0.75	234	9.55	$0.75	234	$0.75

$0.90	413	9.88	$0.90	413	$0.90

	920		$0.73	920	$0.73

At December 31, 2000 and 1999, 2,500 and 63,774 options had vested.

Fair value disclosures

Had compensation cost for the Company’s stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the impact on the Company’s net loss would not have been material.

10.	Income Taxes

The components of the provision for income taxes are as follows:

	December 31,
	2000	1999
	(in thousands)
Current:

Federal	$—	$—

State	9	—

Total provision for income taxes	$9	$—

The differences between the U.S federal and statutory income tax rate and the Company’s effective tax rate are (in thousands, except per share data):

	December 31,
	2000	1999

Tax at federal and statutory rate	(34.00)%	(34.00)%

State, net of federal benefit	0.13%	(7.34)%

Research and development credit	(2.14)%	(2.73)%

Change in valuation allowance	43.53%	39.48%

Cheap stock amortization	7.19%	4.45%

Other	(14.51)%	0.14%

	0.20%	0.00%

Deferred tax assets and liabilities consist of the following:

	December 31,
	2000	1999
	(in thousands)
Deferred tax assets:

Net operating loss carryforwards	$79	$347

Accruals and reserves	2,221	310

Research credits	257	75

	2,557	732

Deferred tax liabilities:

Depreciation and amortization	(17)	(3)

Net deferred tax assets	2,540	729

Less: Valuation allowance	(2,540)	(729)

	$—	$—

Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

At December 31, 2000, the Company had federal and state research and development tax credits of approximately $130,000 and $128,000, respectively. The federal research and development credit expires beginning in 2018 and the state credit can be carried forward indefinitely.

At December 31, 2000, the Company had federal and state net operating loss carryforwards of approximately $168,000 and $368,000, respectively, available to offset future taxable income. These carryforwards expire by the year 2018 for federal and 2006 for state purposes unless utilized. Under the Tax Reform Act of 1986, the amounts of benefits from net operating loss carryforwards may be impaired or limited as the Company may have incurred a cumulative ownership change of more than 50%, as defined, over a three year period.

11.	Industry and Geographic Segment Information

The Company currently operates in a single business segment as there is only one measurement of profitability for its operations. Through December 31, 2000, foreign operations have not been significant in either revenues or investments in long-lived assets. The Company’s software products and services are developed and marketed to support customers security software; intrusion detection and prevention activities to stop hackers from gaining access to corporate information. Revenue information on a product basis is as follows:

	Year Ended December 31,
	2000	1999
	(in thousands)

Product license	$6,777	$—

Services and support	3,135	272

	$9,912	$272

We market our products and related services to customers in the United States, Europe and Asia Pacific. Product revenue information by geographic area is as follows:

	Year Ended December 31,
	2000	1999
	(in thousands)

U.S.A	$9,308	$246

Europe	308	4

Other countries	296	22

	$9,912	$272

The revenue information by geographic area is based on the country of destination. Other than the United States, no country accounted for more than 10% of our total revenue for 2000 and 1999. No one customer accounted for more than 10% of our total revenue for 2000 and 1999.

12.	Subsequent Events

On April 30, 2001, the Company agreed to a plan of merger under which it would be acquired by Internet Security Systems, Inc. (ISS), a leading provider of network and server-based security management software and service solutions. Under the terms of the agreement, ISS will issue approximately 4.3 million of its common shares valued at approximately $195 million based on the closing price of ISS stock on Friday, April 27, 2001, for all the outstanding shares of the Company. Additionally, approximately 300,000 shares of ISS common stock will be reserved for future exercise of stock options outstanding under the Company’s stock option plan assumed in the transaction. The transaction has been approved by the Board of Directors of both companies and is subject to certain regulatory approvals and customary closing conditions.

Network ICE Corporation
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	March 31,	December 31,
	2001	2000 (1)
	(unaudited)
Assets

Current Assets

Cash and cash equivalents	$4,007	$4,553

Accounts receivable, net of allowance for doubtful accounts of $11 and $14 at March 31, 2001 and December 31, 2000	3,408	3,411

Prepaid expenses and other current assets	579	591

Total current assets	7,994	8,555

Property and equipment, net	966	777

Other assets	56	56

Total assets	$9,016	$9,388

Liabilities, Mandatorily Redeemable

Convertible Preferred Stock and

Shareholders’ Deficit

Current Liabilities:

Accounts payable	946	928

Accrued liabilities	2,891	2,095

Deferred revenue	7,789	7,176

Notes payable, related parties	419	410

Total current liabilities	12,045	10,609

Mandatorily redeemable convertible preferred stock (Liquidation preference $4,000)	3,940	3,940

Note receivable for mandatorily redeemable convertible preferred stock	(300)	(447)

	3,640	3,493

Shareholders’ deficit Common stock: no par value; 100,000,000 shares authorized; 30,583,756 and 30,502,256 shares issued and outstanding at March 31, 2001 and December 31, 2000, respectively	2,233	2,063

Notes receivable from shareholders	(122)	(72)

Unearned stock-based compensation	(610)	(662)

Accumulated deficit	(8,170)	(6,669)

Total shareholders’ deficit	(6,669)	(4,714)

Total liabilities, mandatorily redeemable convertible preferred stock and shareholders’ deficit	$9,016	$9,388

(1)       Derived from December 31, 2000 audited balance sheet.

Network ICE Corporation
Condensed Consolidated Statements of Operations
(thousands, except share data)

	Three months ended March 31,
	2001	2000
	(unaudited)	(unaudited)

Revenue Product License	$2,339	$—

Service and support	1,006	795

Total revenue	3,345	795

Cost of revenue
Product License	100	—

Service and support (excluding stock based compensation charge in 2001 and 2000 of $7 and $8)	217	173

Total cost of revenue	317	173

Gross profit	3,028	622

Operating expenses:

Research and development (excluding stock based compensation charge in 2001 and 2000 of $22 and $41)	998	319

Sales and marketing (excluding stock based compensation charge in 2001 and 2000 of $101 and $158)	3,449	670

General and administration (excluding stock based compensation charge in 2001 and 2000 of $14 and $9)	577	237

Stock-based compensation	144	216

Total operating expenses	5,168	1,442

Operating loss	(2,140)	(820)

Interest income	50	13

Interest expense	(14)	(8)

Loss before income taxes	(2,104)	(815)

Provision for income taxes	23	—

Net loss	$(2,127)	$(815)

Basic and diluted net loss per share	$(0.08)	$(0.05)

Shares used in computing basic and diluted net loss per share	25,883	15,825

The accompanying notes are an integral part of these consolidated financial statements.

Network ICE Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Thee months ended March 31,
	2001	2000
	(unaudited)	(unaudited)

Cash flows from operating activities:

Net loss	(2,127)	(815)

Adjustments to reconcile net loss to cash provided by (used in) operating activities:

Depreciation and amortization	82	12

Repayment of note receivable in lieu of rent paid	147	—

Amortization of unearned stock-based compensation	144	216

Changes in assets and liabilities:

Accounts receivable	3	(19)

Prepaid expenses and other current assets	12	(260)

Accounts payable	18	126

Accrued liabilities	805	168

Deferred revenue	613	1,707

Net cash provided by (used in) operating activities	(303)	1,135

Cash flows from investing activities:

Purchase of property and equipment	(271)	(106)

Net cash used in investing activities	(271)	(106)

Cash flows from financing activities:

Proceeds from issuance of mandatorily redeemable convertible preferred stock, net of issuance costs	—	975

Proceeds from exercise of stock options	28	70

Net cash provided by financing activities	28	1,045

Net increase in cash and cash equivalents	(546)	2,074

Cash and cash equivalents at beginning of period	4,553	759

Cash and cash equivalents at end of period	$4,007	$2,833

Supplemental disclosure of cash flow information:

Unearned stock-based compensation	$92	$222

Common stock issued in exchange for note receivable	$50	$—

Interest income received	$50	$14

The accompanying notes are an integral part of these consolidated financial statements.

Network ICE Corporation
Notes to Condensed Consolidated Financial Statements

1. The Company and Basis of Presentation

Network ICE Corporation (“Network ICE” or the “Company”) provides intrusion detection and prevention software. This software is intended to detect, identify and stop hackers from gaining access to corporate information.

The accompanying unaudited financial statements of Network ICE have been prepared in conformity with accounting principles generally accepted in the United States of America. However, certain information or footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments (which are of a normal and recurring nature) necessary for the fair presentation of the financial information set forth therein. The interim financial statements should be read in conjunction with the financial statements of Network ICE for the year ended December 31, 2000. The balance sheet as of December 31, 2000 has been derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles in the United States of America. Such disclosures are contained in our Annual Report, which is included in this Form 8-K filing. The interim results presented herein are not necessarily indicative of the results of operations that may be expected for the full fiscal year or any other future period.

Comparatives
The Company did not establish vendor specific objective evidence for Post-Contract Customer Support (“PCS”) until in June 2000. Therefore, revenues for license fees and PCS fees were recognized ratably over the PCS period during the three months ended March 31, 2000.

Recent accounting pronouncements
In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, or (“SFAS No. 133”), “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133, as amended, requires that all derivatives be recognized at fair value in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS No. 133 will be effective for the first quarter of the fiscal year beginning after June 15, 2000, with earlier application encouraged. The impact of SFAS No. 133, did not have a material effect on the financial position or results of operations of the Company. The Company does not currently hold derivative instruments or engage in hedging activities.

In December 1999, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 101 (“SAB 101”) “Revenue Recognition in Financial Statements” which provides guidance in the recognition, presentation and disclosure of revenue in the financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The impact of SAB 101 did not have a material effect on the financial position or results of operations of the Company.

2. Comprehensive Loss

The Company has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income.” This statement requires companies to classify items of other comprehensive loss by their components in the financial statements and display the accumulated balance of other comprehensive loss separately from accumulated deficit in the equity section of a statement of financial position. To date, the Company has not had any transactions that are required to be reported as comprehensive loss other than its net loss.

3. Net Loss per share

The computation of net loss per share is as follows (amounts in thousands, except per share amounts):

	Three months ended
	March 31,

	2001	2000

Net loss	$(2,127)	$(815)

Weighted average shares outstanding - basic and diluted	25,883	15,825

Net loss per share — basic and diluted	$(0.08)	$(0.05)

Anti-dilutive securities not included in the computation of diluted net loss per share are as follows (in thousands, except per share data):

	Three months ended
	March 31,

	2001	2000

Mandatorily redeemable convertible preferred stock	1,199	—

Common stock options	1,057	223

4. Related party transactions

In March 2001, the Company issued 50,000 shares of common stock in exchange for a note receivable from an officer of the Company in the amount of $50,000, arising from the exercise of stock options. The notes mature on March 31, 2006 and bear interest at 6.62% per annum compounded annually, with accrued interest payable once annually on the anniversary date of the notes. The entire outstanding principal balance and accrued interest may become due at the option of the Company in the event of termination of the promissor’s employment with the Company.

5. Geographic segment information

We market our products and related services to customers in the United States, Europe and Asia Pacific. Product revenue information by geographic area is as follows:

	Three months ended
	March 31,

	2001	2000

	(in thousands)
U.S.A.	$2,906	$762

Europe	258	7

Other countries	181	26

	$3,345	$795

6. Subsequent event

On June 5, 2001, the Company completed a merger under which it was acquired by and became a wholly-owed subsidiary of Internet Security Systems (ISS), a leading provider of network and server-based security management software and service solutions. Under the terms of the agreement, all of the Company’s 32 million outstanding shares converted into 4.3 million of ISS shares. Additionally, the Company’s 2.1 million outstanding options were exchanged for options under the ISS option plan.

3

PRO FORMA FINANCIAL INFORMATION FOR INTERNET SECURITY SYSTEMS

OVERVIEW

On April 30, 2001 Internet Security Systems, Inc. (“ISS” or the “Company”) reached a definitive agreement to acquire Network ICE Corporation, a privately held corporation in San Mateo, California (“Network ICE”), in a transaction to be accounted for using the purchase method of accounting. On June 5, 2001 ISS issued approximately 4,310,796 shares of ISS Common Stock, valued at $215.1 million, based on the predetermined exchange ratio of .13529 shares of ISS common stock for each share of Network ICE common stock, to Network ICE stockholders. The outstanding preferred stock of Network ICE had been converted to Network ICE common stock immediately prior to the merger. ISS also assumed all of the outstanding Network ICE employee stock options valued at approximately $13.4 million. ISS estimated that acquisition expenses will approximate $6.6 million dollars, which includes financial advisory, legal and accounting fees. The combined total of the common stock issued, options assumed and acquisition costs is approximately $235.1 million based on the average closing price of ISS common stock on April 30, 2001 and the two days before and after.

With respect to stock options assumed as part of the merger, all Network ICE employee stock options became exercisable for shares of ISS stock (at the predetermined exchange ratio of .13529 ISS shares for each Network ICE share) and are included as part of the purchase price based on their average fair value as of April 30, 2001 and the two days before and after. Any unvested Network ICE options assumed by ISS are also included in the purchase price based on their fair value; however, the portion of the intrinsic value of the unvested options that will be deemed to be earned over the remaining vesting period of those options has been allocated to deferred compensation and will be amortized over the remaining vesting period. The fair value of the options to be assumed has been based on the Black-Scholes option pricing model using the following assumptions: fair market value of the underlying shares which is based on the average of the closing price of ISS's common stock on the agreement date of April 30, 2001 and for the two days before and after April 30, 2001; expected life of two years for vested options and five years for unvested options; expected volatility of 1.29; no expected dividend yield; and risk-free interest rate of 5.34%.

The aggregate purchase price has been allocated based on a preliminary valuation report from an independent appraisal of the Network ICE intangibles and in-process research and development. The tentative allocation, which is subject to adjustment for any changes in the issuance and review of the final valuation report, is as follows:

Net liabilities of Network ICE	$ (4,344,000)

In-process research and development	2,910,000

Customer Relationships	2,490,000

Technology	17,030,000

Deferred income taxes	(7,027,000)

Deferred compensation	6,533,000

Goodwill	217,518,000

$235,110,000

The tangible assets of Network ICE acquired in the merger consist primarily of cash, accounts receivable and fixed assets. The liabilities of Network ICE assumed in the merger consist primarily of accounts payable and accrued expenses and deferred revenue.

In-process research and development has not reached technological feasibility based on identifiable technological risk factors which indicate that even though successful completion is expected, it is not assured at the acquisition date and will be immediately charged to operations. The amount allocated to technology is being amortized over the estimated useful life of 5 years and the amount allocated to customer relationships is being amortized over the estimated useful life of 3 years. The purchase price in excess of tangible assets and identifiable intangible assets has been allocated to goodwill and is being amortized over the estimated useful life of 5 years.

To determine the value of the developed technology, the expected future cash flow attributable to all existing technology was discounted, taking into account the risks related to the characteristics and applications of the technology, existing and future markets and assessments of the life cycle stage of the technology. The analysis resulted in a valuation of approximately $17 million for developed technology which has reached technological feasibility and therefore was capitalizable.

The value of the deferred compensation of approximately $6.5 million was derived using the guidance of Financial Accounting Standards Board Interpretation number 44.

The unaudited pro forma condensed consolidated statement of operations set forth below for the year ended December 31, 2000 gives effect to the acquisition as if it occurred on January 1, 2000. It has been derived from the Company’s historical consolidated statement of operations for the year ended December 31, 2000 and from the Network ICE condensed consolidated statement of operations for its fiscal year ended December 31, 2000.

The unaudited pro forma condensed consolidated statement of operations set forth below for the three months ended March 31, 2001 gives effect to the acquisition as if it occurred on January 1, 2000. It has been derived from the Company’s unaudited historical consolidated statement of operations for the three months ended March 31, 2001 and from the Network ICE unaudited condensed consolidated statement of operations for the same three-month period.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2001 has been derived from the unaudited interim condensed consolidated balance sheets of each entity at such date, assuming the acquisition occurred at such date.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported if the acquisition had been consummated on the date indicated, or which may be reported in the future.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes of ISS and the audited financial statements and related notes of Network ICE.

UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2000

			Pro forma			Internet Security
	Internet Security	Network ICE	Acquisition			Systems, Inc.
	Systems, Inc.	Corporation	Adjustments			Pro Forma

Revenues:

Product licences and sales	$119,703,000	$9,912,000	—			$129,615,000

Subscriptions	41,706,000	—	—			41,706,000

Professional services	33,566,000	—	—			33,566,000

	194,975,000	9,912,000	—			204,887,000

Costs and expenses:

Cost of revenues:

Product licenses and sales	22,653,000	736,000	—			23,389,000

Subscriptions and professional services	36,771,000	—	—			36,771,000

Total cost of revenues	59,424,000	736,000	—			60,160,000

Research and development	31,316,000	2,443,000	—			33,759,000

Sales and marketing	68,032,000	9,084,000	—			77,116,000

General and administrative	14,481,000	1,066,000	—			15,547,000

Stock based compensation	—	880,000	3,267,000	I		4,147,000

Amortization	1,153,000	—	50,010,000	G		51,163,000

	174,406,000	14,209,000	53,277,000			241,892,000

Operating income (loss)	20,569,000	(4,297,000)	(53,277,000)			(37,005,000)

Interest income, net	8,415,000	107,000	—			8,522,000

Foreign currency exchange loss	(331,000)	—	—			(331,000)

Income (loss) before income taxes	28,653,000	(4,190,000)	(53,277,000)			(28,814,000)

Provision for income taxes	10,338,000	9,000	(3,809,000)		J	6,538,000

Net income (loss)	$18,315,000	$(4,199,000)	$(49,468,000)			$(35,352,000)

Basic net income (loss) per share of Common Stock	$0.44					$(0.77)

Diluted net income (loss) per share of Common Stock	$0.41					$(0.71)

Weighted average shares:

Basic	41,892,000			H		46,203,000

Diluted	45,099,000			H		49,450,000

	Three Months Ended March 31, 2001

			Pro forma		Internet Security
	Internet Security	Network ICE	Acquisition		Systems, Inc.
	Systems, Inc.	Corporation	Adjustments		Pro Forma

Revenues:

Product licences and sales	$36,176,000	$3,345,000	—		$39,521,000

Subscriptions	15,136,000	—	—		15,136,000

Professional services	9,843,000	—	—		9,843,000

	61,155,000	3,345,000	—		64,500,000

Costs and expenses:

Cost of revenues:

Product licenses and sales	6,544,000	317,000	—		6,861,000

Subscriptions and professional services	11,838,000				11,838,000

Total cost of revenues	18,382,000	317,000	—		18,699,000

Research and development	8,315,000	998,000	—		9,313,000

Sales and marketing	21,634,000	3,449,000	—		25,083,000

General and administrative	4,511,000	577,000	—		5,088,000

Write-off of lease obligation	1,072,000				1,072,000
Stock based compensation	—	144,000	817,000	I	961,000
Amortization	366,000	—	12,503,000	G	12,869,000

	54,280,000	5,485,000	13,320,000		73,085,000

Operating income (loss)	6,875,000	(2,140,000)	(13,320,000)		(8,585,000)

Interest income, net	1,958,000	36,000	—		1,994,000

Other income	1,638,000	—	—		1,638,000

Foreign currency exchange loss	(251,000)	—	—		(251,000)

Income (loss) before income taxes	10,220,000	(2,104,000)	(13,320,000)		(5,204,000)

Provision for income taxes	3,679,000	23,000	(1,397,000	) J	2,305,000

Net income (loss)	$6,541,000	$(2,127,000)	$(11,923,000)		$(7,509,000)

Basic net income (loss) per share of Common Stock	$0.15				$(0.16)

Diluted net income (loss) per share of Common Stock	$0.15				$(0.15)

Weighted average shares:

Basic	42,683,000			H	46,994,000

Diluted	44,556,000			H	48,975,000

UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET

	As of March 31, 2001

			Pro forma		Internet Security
	Internet Security	Network ICE	Acquisition		Systems, Inc.
	Systems, Inc.	Corporation	Adjustments		Pro Forma

ASSETS

Current assets:

Cash and cash equivalents	$88,071,000	$4,007,000	—		$92,078,000

Marketable securities	60,756,000	—	—		60,756,000

Accounts receivable, less allowance for doubtful accounts	55,633,000	3,408,000	—		59,041,000

Inventory	1,102,000				1,102,000

Prepaid expenses and other current assets	8,905,000	579,000	—		9,484,000

Total current assets	214,467,000	7,994,000	—		222,461,000

Property and equipment:

Computer equipment	23,803,000	966,000	—		24,769,000

Office furniture and equipment	13,196,000	—	—		13,196,000

Leasehold improvements	8,813,000	—	—		8,813,000

	45,812,000	966,000	—		46,778,000

Less accumulated depreciation	16,222,000	—	—		16,222,000

	29,590,000	966,000	—		30,556,000

Restricted marketable securities	12,500,000				12,500,000

Goodwill, less accumulated amortization	2,969,000	—	217,519,000	A	220,488,000

Other intangible assets, less accumulated amortization	3,177,000	—	19,520,000	B	22,697,000

Other assets	2,334,000	56,000			2,390,000

Total assets	$265,037,000	$9,016,000	$237,039,000		$511,092,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$8,336,000	$946,000	—		$9,282,000

Accrued expenses	15,520,000	2,891,000	7,957,000	D	26,368,000

Shareholder loans	—	419,000	—		419,000

Deferred Tax Liability			7,027,000	C	7,027,000

Deferred revenues	33,555,000	7,789,000			41,344,000

Total current liabilities	57,411,000	12,045,000	14,984,000		84,440,000

Other non-current liabilities	412,000				412,000

Commitments and contingencies

Stockholders’ equity:

Preferred stock	—	3,940,000	(3,940,000)	E	—

Common stock	43,000	2,233,000	(2,228,000)	E	48,000

Notes receivable from shareholders	—	(422,000)	422,000	E	—

Additional paid-in-capital	186,196,000	—	228,464,000	E	414,660,000

Deferred compensation	(65,000)	(610,000)	(5,923,000)	EI	(6,598,000)

Accumulated other comprehensive income (loss)	(1,694,000)	—	—		(1,694,000)

Retained earnings (accumulated deficit)	22,734,000	(8,170,000)	5,260,000	F	19,824,000

Total stockholders’ equity	207,214,000	(3,029,000)	222,055,000		426,240,000

Total liabilities and stockholders’ equity	$265,037,000	$9,016,000	$237,039,000		$511,092,000

NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
(UNAUDITED)

Note 1 - Pro Forma Adjustments

(A)	To record the value of goodwill as described in the overview of approximately $217,519,000.

(B)	To record the value of developed technology of approximately $17,030,000 and customer relationships of approximately $2,490,000.

(C)	To record the value of deferred income tax liabilities associated with the intangible assets.

(D)	To reflect acquisition expenses, primarily transaction fees and professional services fees, of $6,642,000, and lease costs and termination/severance costs, of approximately $1,315,000 million. These costs are not reflected in the pro forma statements of operations.

(E)	To reflect the elimination of Network ICE’s preferred stock and common stock; the issuance of 4.3 million shares of ISS Common Stock; and the assumption of outstanding Network ICE stock options.

(F)	In-process technology charge of $2,910,000 and elimination of Network ICE’s accumulated deficit ($8,100,000). The in-process research and development cost is treated as an expense and therefore decreases retained earnings. These costs are not reflected in the pro forma statements of operations because it represents a nonrecurring charge directly attributable to the transaction.

(G)	To record the amortization of goodwill and identifiable intangible assets related to the acquisition of Network ICE as if the transaction occurred at the beginning of the period. Goodwill in relation to the acquisition is being amortized on a straight-line basis over 5 years to operating expenses. The pro forma amortization expense for Goodwill is $43,500,000 for the year ended December 31, 2000 and $10,900,000 for the quarter ended March 31, 2001. Identifiable intangible assets recorded in relation to the acquisition are being amortized on a straight-line basis. The pro forma amortization expense for other intangible assets is $6,510,000 for the year ended December 31, 2000 and $1,603,000 for the quarter ended March 31, 2001.

(H)	Weighted average shares used to calculate pro forma basic and diluted net loss per share for the period presented is computed using the weighted average number of common stock outstanding for the period presented and the shares to be issued in conjunction with the acquisition of Network ICE as if such issued shares were outstanding as the beginning of the periods presented.

(I)	To record the portion of intrinsic value of unvested stock options that will be deemed to be earned over the remaining vesting period and the related deferred compensation amortization expense. The pro forma expense for the periods ended December 31, 2000 and March 31, 2001 was $3,267,000 and $817,000.

(J)	To adjust tax provision to reflect utilization of Network ICE's operations loss. Goodwill amortization is not deducted in computing the revised tax provision.